                                                                    EXHIBIT 4.01

                                 AMENDMENT NO. 1

                                       to

                                RIGHTS AGREEMENT

             AMENDMENT NO. 1 dated as of July 25, 2003 (this "AMENDMENT") to the
Rights Agreement dated as of September 10, 2001 (the "RIGHTS AGREEMENT") between
DEL GLOBAL TECHNOLOGIES CORP., a New York corporation (the "COMPANY"), and
MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as Rights
Agent (the "Rights Agent").

            WHEREAS,  the Company and the Rights Agent have  previously  entered into the Rights Agreement;

            WHEREAS, pursuant to Section 27 of the Rights Agreement,  prior to a
Distribution  Date (as  defined in the Rights  Agreement),  the Company may from time to time supplement or amend any provision of the Rights  Agreement  without the  approval of any holders of Rights in  accordance  with the terms of Section
27;

            WHEREAS, a Distribution Date has not occurred as of the date hereof;
and

            WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the
Rights Agreement as hereinafter set forth and has duly approved this Amendment and authorized its execution and delivery;

            NOW, THEREFORE, the parties hereto agree as follows:

            1. All  capitalized  terms used  herein,  unless  otherwise  defined herein, shall have the meanings given to them in the Rights Agreement,  and each reference  in the Rights  Agreement  to "this  Agreement",  "hereof",  "herein",
"hereunder"  or "hereby"  and each other  similar  reference  shall be deemed to refer to the Rights Agreement as amended hereby.

            2. Section 1 of the Rights  Agreement is hereby  amended by amending and restating the definition of "Final  Expiration Date" to read in its entirety as follows:

            "Final Expiration Date" shall mean September 30, 2003.

            3. Exhibit A to the Rights  Agreement is hereby  amended by amending and restating  such Exhibit to read in its entirety as set forth in Attachment 1 hereto.

            4. Exhibit B to the Rights  Agreement is hereby  amended by amending and restating  such Exhibit to read in its entirety as set forth in Attachment 2 hereto.

            5. This  Amendment  shall be deemed to be a contract  made under the laws of the  State of New York and for all  purposes  shall be  governed  by and construed in accordance  with the laws of such State  applicable to contracts to be made and performed entirely within such State.

            6. This Amendment may be executed in any number of counterparts  and each of such  counterparts  shall for all  purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

            7. Except as expressly  amended hereby,  the Rights  Agreement shall remain in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF,  this Amendment is executed as of the date first set forth above.

                                    DEL GLOBAL TECHNOLOGIES CORP.

                                    By:  /s/ Thomas V. Gilboy
                                         ---------------------
                                         Name:  Thomas V. Gilboy
                                         Title: Secretary

                                    MELLON INVESTOR SERVICES LLC

                                    By: /s/ Frank R. Misciagna
                                        --------------------------------
                                        Name:  Frank R. Misciagna
                                        Title: Assistant Vice President

                                  ATTACHMENT 1

                                    EXHIBIT A

                           FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                             __________ Rights

NOT  EXERCISABLE  AFTER THE EARLIER OF (i)  SEPTEMBER  30,  2003,  (ii) THE DATE
TERMINATED  BY THE  COMPANY OR (iii) THE DATE THE COMPANY  EXCHANGES  THE RIGHTS
PURSUANT TO THE RIGHTS AGREEMENT.  THE RIGHTS ARE SUBJECT TO REDEMPTION,  AT THE
OPTION OF THE  COMPANY,  AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS
AGREEMENT.  UNDER  CERTAIN  CIRCUMSTANCES,   RIGHTS  BENEFICIALLY  OWNED  BY  AN
ACQUIRING  PERSON OR AN AFFILIATE  OR ASSOCIATE OF AN ACQUIRING  PERSON (AS SUCH
TERMS ARE DEFINED IN THE RIGHTS  AGREEMENT)  AND ANY  SUBSEQUENT  HOLDER OF SUCH
RIGHTS  MAY  BECOME  NULL AND  VOID.  [THE  RIGHTS  REPRESENTED  BY THIS  RIGHTS
CERTIFICATE  ARE OR WERE  BENEFICIALLY  OWNED BY A PERSON  WHO WAS OR  BECAME AN
ACQUIRING  PERSON OR AN AFFILIATE  OR ASSOCIATE OF AN ACQUIRING  PERSON (AS SUCH
TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE
AND THE RIGHTS  REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES
SPECIFIED IN SECTION 7(e) OF SUCH RIGHTS AGREEMENT.]*

                               RIGHTS CERTIFICATE

                          DEL GLOBAL TECHNOLOGIES CORP.

            This  certifies  that   __________________________,   or  registered
assigns,  is the registered owner of the number of Rights set forth above,  each of which  entitles  the owner  thereof,  subject  to the terms,  provisions  and conditions of the Rights  Agreement dated as of September 10, 2001, (as amended, the "Rights  Agreement"),  between  Del Global  Technologies  Corp.,  a New York corporation  (the  "Company"),  and Mellon  Investor  Services  LLC (the "Rights
Agent"),  to purchase from the Company at any time after the  Distribution  Date
(as such term is defined in the Rights  Agreement)  and prior to 5:00 P.M.,  New
York time,  on September  30, 2003 at the office of the Rights Agent  designated for such purpose,  or at the office of its successor as Rights Agent,  one fully paid and  non-assessable  share of Common Stock,  par value $0.10 per share (the
"Common  Shares"),  of the  Company,  at an Exercise  Price of $25.00 per Common
Share (the "Exercise  Price"),  upon  presentation  and surrender of this Rights
Certificate  with the Form of Election to Purchase and related  Certificate duly executed.  The number of Rights  evidenced by this Rights  Certificate  (and the

--------
* The portion of the legend in bracket shall be inserted only if applicable and shall replace the preceding sentence.

number of Common Shares which may be purchased  upon exercise  hereof) set forth above are the number and Exercise  Price as of September 17, 2001,  based on the
Common Shares as constituted at such date. As provided in the Rights  Agreement, the Exercise Price and the number and kind of Common Shares or other  securities which may be purchased upon the exercise of the Rights  evidenced by this Rights
Certificate  are subject to  modification  and adjustment  upon the happening of certain events.

            This Rights  Certificate is subject to all of the terms,  provisions and conditions of the Rights Agreement,  which terms,  provisions and conditions are hereby  incorporated herein by reference and made a part hereof and to which
Rights Agreement  reference is hereby made for a full description of the rights, limitations  of rights,  obligations,  duties and  immunities  hereunder  of the
Rights  Agent,  the Company and the  holders of the Rights  Certificates,  which limitations of rights include the temporary  suspension of the exercisability of such Rights under the specific  circumstances set forth in the Rights Agreement.
Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

            Subject  to the  provisions  of the  Rights  Agreement,  the  Rights evidenced by this Rights Certificate (i) may be redeemed by the Company,  at its option, at a redemption price of $0.01 per Right or (ii) may be exchanged by the
Company in whole or in part for Common Shares,  substantially  equivalent rights or other consideration as determined by the Company.

            This Rights Certificate,  with or without other Rights Certificates, upon  surrender at the office of the Rights Agent  designated  for such purpose, may be exchanged for another Rights  Certificate or Rights  Certificates of like tenor  and date  evidencing  Rights  entitling  the  holder to  purchase  a like aggregate amount of securities as the Rights evidenced by the Rights Certificate or Rights Certificates  surrendered shall have entitled such holder to purchase.
If this Rights  Certificate  shall be  exercised  in part,  the holder  shall be entitled to receive upon surrender  hereof another Rights  Certificate or Rights
Certificates for the number of whole Rights not exercised.

            No  fractional  portion of less than one Common Share will be issued upon the exercise of any Right or Rights  evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

            No holder of this Rights Certificate,  as such, shall be entitled to vote or receive  dividends or be deemed for any purpose the holder of the Common
Shares  or of any  other  securities  of the  Company  which  may at any time be issuable on the  exercise  hereof,  nor shall  anything  contained in the Rights
Agreement or herein be construed to confer upon the holder hereof,  as such, any of the  rights  of a  shareholder  of the  Company  or any right to vote for the election  of  directors  or upon any matter  submitted  to  shareholders  at any meeting thereof,  or to give or withhold consent to any corporate  action, or to receive notice of meetings or other actions  affecting  shareholders  (except as provided  in the Rights  Agreement),  or to receive  dividends  or  subscription rights,  or  otherwise,  until  the  Right or Rights  evidenced  by this  Rights
Certificate shall have been exercised as provided in the Rights Agreement.

            This Rights  Certificate  shall not be valid or  obligatory  for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS  the  facsimile  signature  of the  proper  officers  of the
Company and its corporate seal. Dated as of ____________, ______.

ATTEST:                                   DEL GLOBAL TECHNOLOGIES CORP.

-------------------------------           ----------------------------------
By:                                       By:
Its: Secretary                            Its:

MELLON INVESTOR SERVICES LLC, Rights Agent

----------------------------------
By:
Its:

                                                                       EXHIBIT A

                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate)

            FOR VALUE RECEIVED  _____________________  hereby sells, assigns and transfers
unto__________________________________________________________________________
                 (Please print name and address of transferee)
------------------------------------------------------------------------------

this Rights  Certificate,  together with all right,  title and interest therein, and does hereby  irrevocably  constitute  and  appoint  ________________________
Attorney,  to transfer the within Rights  Certificate on the books of the within named Company, with full power of substitution.

Dated: _____________, ____

                                            -----------------------
                                            Signature

Signature Guaranteed:

            Signatures  must be  guaranteed  by a  member  firm of a  registered national securities exchange, a member of the National Association of Securities
Dealers,  Inc.,  or a  commercial  bank or trust  company  having  an  office or correspondent in the United States.

                                   CERTIFICATE

            The undersigned  hereby certifies by checking the appropriate  boxes that:

            (1) this Rights  Certificate [_] is [_] is not being sold,  assigned and  transferred by or on behalf of a Person who is or was an Acquiring  Person, or an  Affiliate  or  Associate of any such Person (as such terms are defined in the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the  undersigned, it [_] did [_] did not acquire the Rights  evidenced by this Rights  Certificate from any Person who is, was or  subsequently  became an  Acquiring  Person or an
Affiliate or Associate of any such Person.

Dated: _____________, ____

                                                -----------------------
                                                Signature

Signature Guaranteed:

            Signatures  must be  guaranteed  by a  member  firm of a  registered national securities exchange, a member of the National Association of Securities
Dealers,  Inc.,  or a  commercial  bank or trust  company  having  an  office or correspondent in the United States.

             Form of Reverse Side of Rights Certificate -- continued

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Rights Certificate)

To: ___________________

      The undersigned hereby irrevocably elects to exercise ____________________
Rights  represented by this Rights  Certificate to purchase the number of Common
Shares issuable upon the exercise of such Rights and requests that  certificates for such number of Common Shares issued in the name of:

Please insert social security or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)
--------------------------------------------------------------------------------

If such number of Rights  shall not be all the Rights  evidenced  by this Rights
Certificate,  a new Rights  Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

Dated: _____________, ____

                                                      -----------------------
                                                      Signature

Signature Guaranteed:

Signatures  must  be  guaranteed  by a  member  firm  of a  registered  national securities exchange, a member of the National Association of Securities Dealers,
Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   CERTIFICATE

            The undersigned  hereby certifies by checking the appropriate  boxes that:

            (1) the Rights evidenced by this Rights  Certificate [_] are [_] are not  being  exercised  by or on behalf  of a Person  who is or was an  Acquiring
Person or an  Affiliate  or  Associate  of any such  Person  (as such  terms are defined in the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the  undersigned, it [_] did [_] did not acquire the Rights  evidenced by this Rights  Certificate from any Person who is, was or  subsequently  became an  Acquiring  Person or an
Affiliate or Associate of any such Person.

Dated: _____________, ____

                                               -----------------------
                                               Signature

Signature Guaranteed:

      Signatures  must be guaranteed  by a member firm of a registered  national securities exchange, a member of the National Association of Securities Dealers,
Inc., or a commercial bank or trust company having an office or correspondent in the United States.

             Form of Reverse Side of Rights Certificate -- continued

                                     NOTICE

      The  signature in the  foregoing  Forms of  Assignment  and Election  must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                  ATTACHMENT 2

                                    EXHIBIT B

                                RIGHTS AGREEMENT
                          DEL GLOBAL TECHNOLOGIES CORP.
                                Summary of Rights

Distribution Date; Transfer of       Pursuant to a Rights Agreement (as amended,
Rights; Rights Certificates:         the  "Rights  Agreement"),   the  Board  of
                                     Directors  has  declared a dividend  of one
                                     Right for each share of Common Stock of Del
                                     Global  Technologies  Corp. (the "Company")
                                     outstanding. Prior to the Distribution Date
                                     referred  to  below,  the  Rights  will  be
                                     evidenced    by   and   trade    with   the
                                     certificates  for the Common  Stock.  After
                                     the  Distribution  Date,  the Company  will
                                     mail Rights  certificates  to the Company's
                                     shareholders  and the  Rights  will  become
                                     transferable apart from the Common Stock.

Distribution Date:                   Rights will  separate from the Common Stock
                                     and become  exercisable  following  (a) the
                                     tenth  business  day (or such later date as
                                     may be determined by the Company's Board of
                                     Directors)  after a person or group  (other
                                     than  those   exempted   under  the  Rights
                                     Agreement) acquires beneficial ownership of
                                     20% or more of the  Company's  Common Stock
                                     or (b) the  tenth  business  day  (or  such
                                     later  date  as  may be  determined  by the
                                     Company's  Board  of  Directors)   after  a
                                     person  or  group  announces  a  tender  or
                                     exchange offer,  the  consummation of which
                                     would  result in  ownership  by a person or
                                     group  of 20%  or  more  of  the  Company's
                                     Common Stock.

Common Stock Purchaseable            After the Distribution  Date, but before an
upon Exercise of Rights:             acquiror   obtains   20%  or  more  of  the
                                     Company's  Common  Stock,  each  Right will
                                     entitle the holder to purchase  for $ 25.00
                                     (the  "Exercise  Price"),  one share of the
                                     Company's Common Stock.

Flip-In:                             If an acquiror,  other than those  exempted
                                     under the Rights Agreement,  obtains 20% or
                                     more  of the  Company's  Common  Stock  (an
                                     "Acquiring Person"), then each Right (other
                                     than Rights owned by an Acquiring Person or
                                     its  affiliates)  will  entitle  the holder
                                     thereof  to  purchase,   for  the  Exercise
                                     Price,  a number of shares of the Company's
                                     Common Stock having a  then-current  market
                                     value  of twice  the  Exercise  Price.  For
                                     example,  at an  exercise of $25 per Right,
                                     each Right not owned by an Acquiring Person
                                     (or by certain related  parties)  following
                                     an event set forth in this paragraph  would
                                     entitle its holder to purchase $50 worth of
                                     Common  Stock (or other  consideration,  as
                                     noted  above)  for $25.  Assuming  that the
                                     Common  Stock had a per share  market value
                                     of $5 at  such  time,  the  holder  of each
                                     valid  Right  would be entitled to purchase
                                     10 shares of Common Stock with a cumulative
                                     value of $50.

Flip-Over:                           If, after an Acquiring  Person  obtains 20%
                                     or more of the Company's  Common Stock, (a)
                                     the Company merges into another entity, (b)
                                     an acquiring entity merges into the Company
                                     or (c) the  Company  sells more than 50% of
                                     the Company's assets or earning power, then
                                     each Right  (other than Rights  owned by an
                                     Acquiring  Person or its  affiliates)  will
                                     entitle the holder thereof to purchase, for
                                     the Exercise  Price,  a number of shares of
                                     Common Stock of the person  engaging in the
                                     transaction  having a then  current  market
                                     value of twice the Exercise Price.

Exchange Provision:                  At any  time  after  the  date on  which an
                                     Acquiring Person obtains 20% or more of the
                                     Company's  Common  Stock  and  prior to the
                                     acquisition by the Acquiring  Person of 50%
                                     of the outstanding  Common Stock, the Board
                                     of  Directors  of the Company may  exchange
                                     the Rights  (other than Rights owned by the
                                     Acquiring  Person  or its  affiliates),  in
                                     whole  or in part,  for  shares  of  Common
                                     Stock of the Company at an  exchange  ratio

                                     of one  share of  Common  Stock  per  Right
                                     (subject to adjustment).

Redemption of the Rights:            Rights will be  redeemable at the Company's
                                     option  for  $0.01 per Right at any time on
                                     or prior to the  tenth  day (or such  later
                                     date as may be  determined by the Company's
                                     Board   of    Directors)    after    public
                                     announcement  that a  Person  has  acquired
                                     beneficial  ownership of 20% or more of the
                                     Company's   Common   Stock   (the   "Shares
                                     Acquisition Date").

Expiration of the Rights:            The  Rights   expire  on  the  earliest  of
                                     September   30,  2003  or   redemption   or
                                     exchange of the Rights as described above.

Amendment of Terms of                The  terms  of the  Rights  and the  Rights
Rights:                              Agreement  may be  amended  in any  respect
                                     without the  consent of the Rights  holders
                                     on  or  prior  to  the  Distribution  Date;
                                     thereafter, the terms of the Rights and the
                                     Rights Agreement may be amended without the
                                     consent of the  Rights  holders in order to
                                     cure  any  ambiguities  or to make  changes
                                     which do not adversely affect the interests
                                     of Rights holders (other than the Acquiring
                                     Person).

Voting Rights:                       Rights will not have any voting rights.

Anti-Dilution Provisions:            Rights  will have the  benefit  of  certain
                                     customary anti-dilution provisions.

Taxes:                               The  Rights   distribution  should  not  be
                                     taxable  for federal  income tax  purposes.
                                     However,  following an event which  renders
                                     the Rights  exercisable or upon  redemption
                                     of the Rights,  shareholders  may recognize
                                     taxable income.

      The  foregoing  is a summary  of  certain  principal  terms of the  Rights
Agreement,  as amended.  It may be further  amended from time to time. A copy of the Rights  Agreement  was filed with the  Securities  and  Exchange  Commission
("SEC") as an Exhibit to a  Registration  Statement on Form 8-A dated  September
10,  2001. A copy of the Rights  Agreement is available  free of charge from the
Company.